Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22725, Amendment No. 32, and Securities Act File No. 333-226876, Pre-Effective Amendment No. 1, on Form N-2 (the “Registration Statement”), of our report dated August 29, 2018 relating to the June 30, 2018 financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement filed on October 15, 2018.

We also consent to the reference to us under the caption “Financial Highlights” and “Independent Registered Accounting Firm” in the Prospectus of such Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
October 15, 2018